UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported): October 3, 2005 (September 27, 2005)

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2005 Build-A-Bear Workshop, Inc. (the “Company”) and most of its domestic subsidiaries (collectively with the Company, the “Borrower”)) entered into a Third Amended and Restated Loan Agreement (the “New Credit Agreement”) with U.S. Bank National Association, which supersedes the Company’s Second Amended and Restated Loan Agreement (the “Old Credit Agreement”) with U.S. Bank. Like the Old Credit Agreement, the New Credit Agreement provides for a $15.0 million line of Credit. The New Credit Agreement has an effective date of May 31, 2005.

Except as indicated below, the New Credit Agreement carries forward the terms of the Old Credit Agreement, which are described in the Company’s Form 10-K for the 2004 fiscal year. The following are the material changes included in the New Credit Agreement.:

•	The New Credit Facility is unsecured.
•	The minimum tangible net worth covenant was increased from $39.0 million to $93.0 million.
•	The Company’s Canadian subsidiary guarantor was added to the calculation of the funded debt to EBITDA ratio (which must be no greater than 2.0 to 1.0 under both the Old and New Credit Facilities).
•	The Borrower must maintain a fixed charge coverage ratio of 1.5 to 1.0 as of the end of each quarter on a historical rolling four quarter basis under the New Credit Facility.
•	The negative covenant on incurrence of debt was modified to lower the threshold of aggregate annual amounts of lease and rental payments for personal property without consent of U.S. Bank to $100,000.
•	The covenants provide the Borrower with additional ability to make inter-company advances.

All advances under the New Credit Agreement will be subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties. The Borrower will pay U.S. Bank a commitment fee of 0.125% per annum on the average daily difference between (i) the amount outstanding under the facility plus outstanding letters of credit and (ii) the maximum amount that may be borrowed under the facility, payable quarterly in arrears.

Relationship to U.S. Bank

With respect to U.S. Bank under the new credit agreement and the existing credit agreement, we have or may have had customary banking relationships based on the provision of a variety of financial services, including lending, commercial banking and other advisory services.

The foregoing description of the New Credit Agreement is only a summary of certain terms and conditions of this agreement and is qualified in its entirety by reference to the New Credit Agreement and the Second Amended and Restated Revolving Credit Note, which have been filed as Exhibits 10.1 and 10.2 hereto and which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Name of Exhibit
10.1

Third Amended and Restated Loan Agreement between Build-A-Bear Workshop, Inc., Shirts Illustrated, LLC, Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, and Build-A-Bear Retail Management, Inc., as borrowers, and U.S. Bank National Association, as Lender, entered into on September 27, 2005 with an effective date of May 31, 2005.

10.2

Second Amended and Restated Revolving Credit Note by Build-A-Bear Workshop, Inc., Shirts Illustrated, LLC, Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, and Build-A-Bear Retail Management, Inc., as Borrowers, in favor of U.S. Bank National Association, dated as of May 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: October 3, 2005	By:	/s/ Tina Klocke
Name: Tina Klocke
Title: Chief Financial Bear, Secretary and
Treasurer

Exhibits

Exhibit No.	Name of Exhibit
10.1

Third Amended and Restated Loan Agreement between Build-A-Bear Workshop, Inc., Shirts Illustrated, LLC, Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, and Build-A-Bear Retail Management, Inc., as Borrowers, and U.S. Bank National Association, as Lender, entered into on September 27, 2005 with an effective date of May 31, 2005.

10.2

Second Amended and Restated Revolving Credit Note by Build-A-Bear Workshop, Inc., Shirts Illustrated, LLC, Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, and Build-A-Bear Retail Management, Inc., as Borrowers, in favor of U.S. Bank National Association, dated as of May 31, 2005.

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